Filed pursuant to Rule 433

Registration Statement No. 333-150669

November 9, 2010

Common Equity Offering November 2010 Investor Presentation David Emery Chairman, President & CEO Linn Evans President and Chief Operating Officer Tony Cleberg Executive Vice President & CFO

Investor Information FORWARD LOOKING STATEMENTS -- CAUTION REGARDING FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, the risk factors described in Item 1A of Part I of our 2009 Annual Report on Form 10-K filed with the SEC, and other reports that we file with the SEC from time to time, and the following: The amount and timing of our long-term investment opportunities and the efficient and timely return on the investments and associated earnings growth. Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and receive favorable rulings in periodic applications to recover costs for fuel, transmission and purchased power in our regulated utilities and the timing in which the new rates would go into effect; Our ability to receive regulatory approval to recover in rate base our expenditures for new generation facilities or other utility infrastructure; Our ability to complete the construction, start up and operation of power generation facilities in a cost-effective and timely manner; Our ability to predict cash flows generated by our business operations; Macro- and micro-economic changes in the economy and energy industry, including the impact of (i) consolidation and changes in competition and (ii) general economic and political conditions, including tax rates or policies and inflation rates; Capital market conditions and market uncertainties related to interest rates, which may affect our ability to raise capital on favorable terms; Changes in or compliance with laws and regulations, particularly those related to financial reform legislation, taxation, power generation, safety, protection of the environment and energy marketing; Our ability to successfully complete labor negotiations with four of the six unions with whom we have collective bargaining agreements and for which we are currently in, or are soon to be in, contract renewal negotiations; The availability of opportunities to sell excess power into the market; The existence of meaningful upside for our oil and gas leaseholds and the timing of exploration and development drilling; Our ability to generate recurring earnings from our energy marketing business producer services activities; Our ability to achieve 2010 and 2011 earnings performance within published earnings guidance ranges; The accounting treatment and earnings impact associated with interest rate swaps; The timing, volatility and extent of changes in energy and commodity prices, supply or volume, the cost and availability of transportation of commodities, changes in interest rates or foreign exchange rates and the demand for our services, any of which can affect our earnings, financial liquidity and the underlying value of our assets, including the possibility that we may be required to take future impairment charges under the SEC's full cost ceiling test for natural gas and oil reserves; The timing and extent of scheduled and unscheduled outages of our power generating facilities; Our ability to provide accurate estimates of proved oil and gas reserves and future production rates and associated costs; Weather and other natural phenomena; and Other factors discussed from time to time in our filings with the SEC. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling J.P. Morgan via Broadridge Financial Solutions at 866-803-9204, BMO Capital Markets Corp. at 800-414-3627 or RBC Capital Markets at 877-822-4089. COMPANY INFORMATION Black Hills Corporation 625 9th Street Rapid City, SD 57701 NYSE Ticker: BKH www.blackhillscorp.com Company Contact Jason Ketchum Director, IR & Corporate Communications 605-721-2765

Black Hills Corp (NYSE: BKH) Common Equity Offering Offering Size: 4,000,000 common shares Overallotment Option: 15% for 30 days (600,000 shares) Type of Offering: Primary share add-on Settlement: Up to 100% of Offering to be settled with Equity Forward Annualized Dividend/Yield: $1.44 / 4.5% (as of November 8, 2010) Use of Proceeds: Repay borrowings under existing $500 million revolving credit facility that were used primarily to finance a portion of the construction costs of the new Black Hills Energy – Colorado Electric and Black Hills Colorado IPP power generation facilities, to fund future capital expenditures to be incurred to complete the construction of the facilities and for general corporate purposes Shares Outstanding: 39,248,927* Expected Pricing Date: November 10, 2010 (post close) Registration: SEC registered Bookrunners: J.P. Morgan BMO Capital Markets RBC Capital Markets * Based on the number of shares outstanding as of October 29, 2010

Defined long-term investment program Identified organic growth plus significant upside opportunities Poised for economic recovery Service territories and non-regulated businesses well positioned to capture economic growth and energy commodity upside Proven track record of successful execution Generation development, acquisition integration, platform scalability and top quartile utility operational metrics Efficient and timely return on investments Effective and proactive regulatory and asset management strategies Commitment to shareholder returns 40 years of consecutive annual dividend increases Investment Highlights: A Diversified Energy Company with a Tradition of Exemplary Service

A Diversified Energy Company with a Tradition of Exemplary Service

Utilities Gas Utilities Electric Utilities Colorado Gas Iowa Gas Kansas Gas Nebraska Gas Black Hills Power Cheyenne Light* Colorado Electric Non-Regulated Energy Power Generation Coal Black Hills Electric Generation Wyodak Resources Oil & Gas Black Hills Exploration & Production Energy Marketing Enserco Energy * Supplies electric and gas utility service to Cheyenne, Wyoming and vicinity Diversified Portfolio: Utilities, Generation and Fuel Operating since 1883 Headquartered in Rapid City, SD 2,200 employees Diversified portfolio – $3.5 billion in assets ~70% utilities and 30% non-regulated energy

Since 2007 our business portfolio has shifted from mostly non-regulated energy to mostly regulated electric and gas utilities Diversification of Earnings: Predictable Cash Flows and Optimization of Assets Operating Income Note: Excludes corporate, intersegment eliminations and discontinued operations Electric Utilities Gas Utilities Oil and Gas Power Generation Coal Mining Energy Marketing Non-regulated Energy Utilities Assets Trailing 4 Qtrs 9/30/10 46% 35% 4% 6% 4% 5% 2007 34% 18% 30% 2% 16% As of 9/30/10 54% 20% 11% 8% 3% 4% 2007 28% 13% 29% 3% 27% Utility operating income has increased from 28% in 2007 to 81% in Q3 2010 Utility assets have increased from 34% in 2007 to 74% in Q3 2010

Regulated Electric and Natural Gas Utilities Serving more than 754,000 Customers


MT
SD
Black Hills Power
WY
Cheyenne Light
NE
CO
KS
Colorado Electric


MT
SD
WY
NE
IA
Nebraska Gas
Iowa Gas
CO
KS
Kansas Gas
Colorado Gas

Electric Utilities

- Generate, transmit and distribute electricity to ~201,000 customers in CO, SD, MT and WY
- Also, provide approximately 5 million dekatherms of natural gas annually to 34,000 customers at Cheyenne Light (4.7 million dekatherms sold in 2009)
- 687 MW of generation and 8,135 miles of transmission and distribution lines
- Total system peak demand 921 MW (summer 2009)
- Opportunity to sell excess power to other utilities and marketing companies
- East-West interconnection optimizes the off-system sale of power (1 of only 7 east-west ties) and improves system reliability

Natural Gas Utilities

- Distribute approximately 110-115 million dekatherms of natural gas annually to 519,000 customers in CO, IA, KS and NE (112 million dekatherms sold in 2009)
- 626 miles of interstate gas transmission pipelines and 19,638 miles of gas distribution mains and service lines
- Provide contract appliance repair service to 63,000 customers through the Service Guard Program

Improving life with energy

Black Hills Corporation

8

Power Generation Efficiently construct and operate IPP and utility generation assets with same core management and support team 120 MW of non-regulated power generation capacity under mid-to-long term contracts with utilities Industry leading plant availability: 93-96% coal-fired and 96-99% gas-fired Developed 14 generation projects for 1,356 MW since 1995 (10 gas and 4 coal plants) Currently constructing 2 natural gas-fired generation projects for a total of 380 MW Strategically sold 7 non-regulated plants (974 MW) for $840mm in July 2008 Coal Mining Coal mine located in Powder River Basin with ~268 million tons of low-sulfur coal; a 41 year supply at expected production rates 6.1 million tons of projected 2010 coal production; increased production in Q2 2010 to serve Wygen III (~600,000 tons per year) Primarily serves mine-mouth and regional utility generation Mine-mouth fuel cost advantage: 2010 average delivered fuel price of $0.60-$0.70 per MMBtu Non-regulated Segment Generates Electricity, Produces Natural Gas, Coal and Crude Oil, and Markets Energy

Oil and Gas 119 Bcfe of proven reserves at year end 2009; majority of reserves in San Juan, Powder River, & Piceance basins Total oil and gas production range of 10.9 to 11.3 Bcfe for 2010 Cash flows stabilized with ongoing commodity hedging strategy Exploration and acquisition efforts currently focused on oil properties Leasehold acreage currently held by production; existing gas assets may have meaningful upside (including Mancos / Niobrara shale gas potential – plan to test in 2011) Energy Marketing Energy management services and marketing for natural gas, crude oil, and coal with recent expansion into power and environmental Maintain $250 million stand-alone committed credit facility Producer services provides recurring earnings base Market knowledge and expertise benefits other Black Hills businesses Conservative approach to risk management Non-regulated Segment Generates Electricity, Produces Natural Gas, Coal and Crude Oil, and Markets Energy

Defined Long-term Investment Program

Historical and Forecasted Capital Expenditures (in millions) Defined Investment Program Drives Earnings Growth $205 $336 $349 $512 $416 Electric Utilities Gas Utilities Oil and Gas Power Generation Coal Mining Energy Marketing Non-regulated Energy Utilities Corporate $2 $22 $105 $186 $242 $265 $177 $43 $51 $65 $72 $89 $21 $45 $40 $21 $128 $113 $12 $19 $11 $10 $6 $9 $19 $5 $13 $5 $25 $5 2007 A 2008 A 2009 A 2010 E 2011 E

2012 Earnings Growth Driven By Natural Gas Fired Generation Projects in Colorado Two generation projects owned by Utility and IPP segments Ready to serve Black Hills Energy Colorado utility customers by January 1, 2012 Milestones accomplished to date: Air permit received and commenced construction in July 2010, first turbine delivered in October 2010 200 MW Non-regulated Power Generation Project Capital Expenditure and Schedule Progress as of 9/30/2010 Expenditures ($240 - $265mm budget) Procurement contracts awarded Construction contracts awarded Construction completed $105mm 94% 61% 5% 180 MW Electric Utility Power Generation Project Capital Expenditure and Schedule Progress as of 9/30/2010 Expenditures ($250 - $260mm budget) Procurement contracts awarded Construction contracts awarded Construction completed $131mm 100% 70% 14% Two GE LMS-100 natural gas-fired turbines Four 40 MW General Electric LM6000 natural gas-fired turbines and two 20 MW steam turbines (combined cycle)

Post 2012 Earnings Growth Driven By Continued Long-term Investment Opportunities Excludes routine capital expenditures for maintenance of assets ($millions) Capex Forecast Utility (Rate Base Growth) Renewable Generation Investments Compliance with Colorado’s 30% renewable energy by 2020 mandate with intent to rate-base or serve with the IPP segment; Additional BHP and CLFP investments $100 - $300 Utility Generation Projects Current Colorado generation projects; EPA policy & Colorado Clean Air Clean Jobs Act create need for coal generation replacement projects with intent to rate-base or serve with the IPP segment; Load growth resource planning $150 - $300 Transmission Projects Reliability investments $125 - $250 Non-Regulated IPP Projects and Opportunities EPA policy & Colorado Clean Air Clean Jobs Act provides opportunity for replacement projects for other utilities; Natural-gas fired generation for utilities to achieve RPS compliance; Load growth generation for other utilities $0 - $500 E&P Development Currently focused on oil properties; Existing gas assets may have meaningful upside (including shale gas potential – will test in 2011); leasehold acreage currently held by production $150 - $500 Approximate 2012-2015 Total $525 – $1,850

State and Federal Policy Compliance Creates Opportunities For Significant Earnings Growth Colorado Clean Air – Clean Jobs Act Requires emission reductions from utility coal-fired electric generating units in Colorado; allows utilities to develop and rate-base new generation to replace retired rate-base coal-fired generation October 2010: Filed testimony with Colorado Public Utilities Commission recommending retirement of W.N. Clark (42 MW) generation station and replacing with rate base gas-fired generation Possible scenario: Add third GE LMS100 (90 MW) turbine to new Pueblo generation site – Existing air permit includes third turbine; anticipated future expansion of facility February 2011: Electric Resource Plan to be filed with Colorado Public Utilities Commission; plan to formally identify new resources to replace capacity shortfall from retirement of W.N. Clark Colorado Renewable Energy Standard (30% by 2020) Black Hills Energy – Colorado Electric average electric load (last 12 months) = 250 MWs. Requires average of 90 MWs of renewable energy by 2020 to meet 30% renewable energy assuming 2% load growth increases load to ~300 MWs by 2020 Would require approximately 270 MW of wind capacity at 30% availability Anticipate filing resource plan with Colorado PUC in Q4 2011 Pending Federal EPA Rules Expected to be approved on January 16, 2011; 3 years to comply with new lower emission rules at coal-fired facilities Four small older coal-fired power plants (total capacity of 124 MW) would qualify for replacement BHC utilities would request to replace retired coal fired generation facilities with new gas-fired generation May be opportunities for our IPP subsidiary to construct replacement natural gas-fired power plants for other utilities in the western region Other BHC coal-fired facilities constructed since late 1970s are equipped with state-of-the-art emissions control and should not be impacted significantly by the new rule

Oil and Gas Development Opportunities Williston Basin Production from Middle Bakken and Three Forks formations BHEP does not operate and co-ventures with several Bakken operators. Working interest generally 5-20% Still actively leasing and adding to acreage base Current Production: 250 BOPD, 190 MCF/D Planned Operations: Ongoing development drilling program at least through 2011 on existing acreage base Over 44,000 gross acres and over 5,700 net acres, developed and undeveloped Future Potential: Infill drilling (2nd well per spacing unit) Piceance Basin Current production from Dakota and Mesaverde formations BHEP is the operator and controls the gas gathering infrastructure Current Production: 3.0 MMCF/D Planned Operations: 1st Qtr 2011 – 1 Vertical Mancos re-entry planned to identify target 2nd Qtr 2011 – Two Horizontal Mancos test wells Future Potential: Over 54,000 net acres prospective for Mancos Shale gas San Juan Basin Current production from San Jose, Ojo Alamo, Pictured Cliffs, Fruitland Coal, and Mancos formations BHEP is the operator and controls the gas gathering infrastructure Current Production: 13.8 MMCF/D Planned Operations: 4th Qtr 2010 – 1 Vertical Mancos re-entry planned to identify target 1st Qtr 2011 – Initial Horizontal Mancos test well Future Potential: Over 19,000 net acres prospective for Mancos Shale gas Note: BHEP (Black Hills Exploration & Production) is the Oil and Gas subsidiary of Black Hills Corporation

Poised for Economic Recovery

Projected Household Income Growth (2010 – 2015) Poised For Economic Recovery Source: Environmental Systems Research Institute (ESRI), SNL Financial, Bloomberg Commodity Market Recovery Commodity prices are projected to recover creating substantial upside potential for non-regulated energy segment Regulated Utilities – Growing Service Areas Expected population growth and household income in regulated utilities’ major service territories are expected to grow above the national average Expected U.S. average 12.3% Expected Population Growth (2010 – 2015) Forward Natural Gas Prices (NYMEX as of 11/4/10) Forward Crude Oil Prices (WTI as of 11/4/10) Expected U.S. average 3.9% 14.6% 14.0% 12.0% 14.0% 13.5% 13.8% 12.2% Colorado South Dakota Wyoming Nebraska Iowa Kansas Montana 3.00 3.50 4.00 4.50 5.00 5.50 6.00 6.50 Current 2011 2012 2013 2014 2015 2016 2017 2018 7.8% 5.0% 6.3% 4.7% 2.4% 2.4% 2.7% Colorado South Dakota Wyoming Nebraska Iowa Kansas Montana $/MMBtu $/Barrel 94.00 92.00 90.00 88.00 86.00 84.00 Current 2011 2012 2013 2014 2015 2016 2017 2018

Proven Track Record of Successful Execution

Proven Track Record of Successful Execution



2008
2009
2010
2011 anticipated
Strategic Development
IPP Divestiture & Aquila Acquisition
Unified performance management & compensation
Unified CIS system
Unified inventory systems
Unified HR Benefits
Unified construction standards
Unified mapping system
In-house bill print/lock box
Unified PeopleSoft system
Unified work mgt system
Unified SCADA system
Unified outage system
Major systems integration complete
Capital Investment & Asset Optimization
Wygen III construction begins
Wygen I MEAN close
Wygen III MDU close
Wygen I ACC upgrade project complete
Neil Simpson II ACC upgrade project complete
COE generation construction
BHCI generation construction
COE generation CPCN approved
Gillette PPA complete
Wygen III operational
Wygen III Gillette close
COE / BHCI generation air permit approved
DOE smart grid agreement
DOE smart grid meter install began
DOE smart grid meter install complete
COE generation in service
BHCI generation in service
Financial Return
CO ERP plan filed
COE ERP PUC hearings
COE ERP PUC order
COE ERP RFP start
COE ERP RFP end
CO Gas rate case final
IA Gas rate case final
Wygen III BHP rate cases filed
NEG rate case filed
COE rate case filed
IA Gas rate case filed
Wygen III BHP rate cases final
COE rate case final
NEG rate case final
COE new gen rate case filed
Legend
Project initiated
Project milestone
Project complete

Improving life with energy

Black Hills Corporation

20

Other plants Operational Excellence Utility Generation Availability (%) Non-Regulated Generation Availability (%) Mine-Mouth Fuel Cost Advantage Average Delivered Fuel Cost ($/MMBtu delivered to BKH regulated mine-mouth generation) 1 Electric Utility System Average Interruption Duration Index (SAIDI)* * The average length of a sustained customer outage, in minutes per year 1 Reflects major planned but extended outages at Neil Simpson I and Neil Simpson II 96.8 98.0 95.5 92.4 99.7 96.9 98.9 100.0 97.9 98.7 100.0 100.0 99.1 97.9 99.4 98.0 100.0 98.5 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 96.4 93.1 81.8 94.5 96.9 90.0 95.9 96.5 97.4 94.0 97.3 99.7 87.7 99.4 98.7 99.2 98.5 92.6 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 $0.49 $0.56 $0.69 $0.44 $0.61 FY 2006 FY 2007 FY 2008 FY 2009 Forecasted 2010 66.2 63.0 61.4 81.2 109.4 102.6 FY 2007 FY 2008 FY 2009 BKH IEEE Benchmark - 1st quartile Coal-fired plants

First LMS100 Delivered LMS100 Foundation Cooling Tower Circulating Water Pipe LMS100 Set On Foundation Pueblo Airport Generating Station Site Generator Step Up Transformer Delivered Colorado Generation Projects: On Schedule and On Budget Air permit received & commenced construction in July 2010; First turbine delivered in October 2010

Efficient and Timely Return on Investments

Completed 4 utility rate cases in 2010 (3 settlements) $45 million increase in annual revenues approved in CO, NE, SD and WY (received 70% of original request compared to 60% average for other utilities in the same states) Pending & future rate cases Settlement agreement for $3.4 million annual gas revenue increase in Iowa; intend to file electric rate case in Colorado in 2011; evaluating additional natural gas rate cases for Colorado and Kansas Seeking predictable cost recovery through rate adjustment mechanisms Demand Side Management, fuel cost, transmission, purchased power, fixed cost, capital additions, bad debt and weather normalization Effective and Proactive Regulatory and Asset Management Strategies

Commitment to Shareholder Returns

Commitment to Shareholder Returns: 40 Years of Consecutive Annual Dividend Increases DPS CAGR 2.6% Payout Ratio: 128.0% 54.5% 51.9% 50.9% 67.3% 2010 earnings guidance range of $1.80 – $1.95 Annualized 2010 dividend of $1.44 2011 earnings guidance range of $1.90 – $2.15 $1.00 $2.42 $2.64 $2.75 $2.11 $1.28 $1.32 $1.37 $1.40 $1.42 2005 2006 2007 2008 2009 EPS Dividend per share

Summary

Defined long-term investment program Identified organic growth plus significant upside opportunities Poised for economic recovery Service territories and non-regulated businesses well positioned to capture economic growth and energy commodity upside Proven track record of successful execution Generation development, acquisition integration, platform scalability and top quartile utility operational metrics Efficient and timely return on investments Effective and proactive regulatory and asset management strategies Commitment to shareholder returns 40 years of consecutive annual dividend increases Investment Highlights: A Diversified Energy Company with a Tradition of Exemplary Service

Appendix

Strategy 2010 Progress & Future Initiatives UTILITIES + Acquire regulated utility properties in our geographic focus + Construct additional cost effective rate-base generation to serve existing customers + Balance integration of alternative and renewable energy with customer rate impacts + Pursue power marketing opportunities + Construct additional transmission to support generation development, increase reliability and address growing demand Complete BHE-CO Electric rate case (settlement agreement approved 8/5/2010) Complete Wygen III generation facility ahead of schedule & under budget – 4/1/2010 Complete BHP WY rate case (bench order approval received on 5/11/2010) File BHE-IA Gas rate case and implement interim rates – (settlement agreement filed 9/1/2010) Complete BHP SD rate case (bench order approval received on 7/7/2010) Complete sale of 23% ownership of Wygen III to City of Gillette - 7/14/2010 Complete BHE-NE Gas rate case (approval received 8/17/2010) File BHE-CO Electric generation related rate case so it is effective by Q1 2012 (2011) Complete installation of 149,500 smart grid meters and related infrastructure (2011) Complete construction of 180 MW rate base generation to serve BHE-CO Electric (Q4 2011) Complete Pumpkin Buttes to Windstar (BHP) transmission line and substation (Q4 2010) Develop plan to comply with CO HB1001 requirement of 30% renewable energy by 2020 (subject to rate cap) Develop plan to comply with CO HB 1365 requirement to demonstrate a reduction in emissions on 50% of utility’s coal-fired generation located in Colorado NON-REGULATED + Selectively grow power generation segment and contract large percentage of capacity and energy production to load-serving utilities + Efficiently utilize coal resources through expansion of mine-mouth generation and increased third-party coal sales + Increase oil and gas production through development of existing acreage and limited acquisitions + Expand our energy marketing business + Diligently manage energy marketing risks + Conduct business with diversified group of creditworthy counterparties + Maintain stand-alone energy marketing credit facility Increase annual coal production rate by 600,000 tons to serve Wygen III (2010) Complete new committed stand-alone credit facility – Energy Marketing (2010) Expand Energy Marketing business portfolio to include coal marketing (2010) Expand Energy Marketing business to include power and environmental marketing (2010) Invest approximately $40 million in oil and gas development (2010 & 2011) Construct 200 MW power plant to serve BHE–COE PPA (in service 1/2012) SERVICE COMPANY (CORPORATE) + Prudently finance the corporation and its subsidiaries + Optimize systems and processes to minimize costs and create a platform for growth Implement employee benefits unification initiatives (2010) Complete new corporate revolving credit facility (4/15/2010) Improve Enserco credit facility covenants reducing corporate capital investment (Q2 2010) Complete $200 million offering of 10 year, 5.875% senior unsecured notes (7/2010) Complete transition to PeopleSoft 9.0 human resources and financial system (8/2010) Unify GIS mapping systems (8/2010) Integrate work management systems (8/2010) Integrate SCADA (Q4 2010) Unify outage management systems (Q2 2011) Complete $125 to $150 million equity offering (2010/2011) 2010 BKH Strategy Scorecard

2010 Adjusted Earnings Per Share Guidance: $1.80 to $1.95 Updated 2010 Earnings Guidance Assumptions: Adjusted earnings guidance primarily impacted by low natural gas prices Increased capital expenditures in 2010 expected to be $512 million, compared to the previous $425 to $475 million range. The accelerated spending will likely capture the tax benefits of bonus depreciation Previously disclosed undesignated long-term debt hedges remain in place with no additional unrealized mark-to-market impacts Total oil and natural gas production in range of 10.9 to 11.3 Bcfe Oil and gas average NYMEX prices for October through December 2010 of $3.80 per MMBtu for natural gas and $81.78 per Bbl for oil; production-weighted average well-head prices of $2.81 per Mcf and $71.86 per Bbl, all based on forward strips, and average hedged prices of $3.99 per Mcf and $58.47 per Bbl Modest fourth quarter earnings from energy marketing

2011 Earnings Per Share Guidance: $1.90 to $2.15 2011 Earnings Guidance Assumptions: Planned capital expenditures in 2011 estimated to be $430 million to $475 million; including oil and gas capital expenditures of $35 million to $45 million Assumed equity financing in the range of $125 million to $150 million with an assumed mid-year 2011 issuance The assumed offering is expected to provide sufficient equity financing for generation projects currently under construction in Colorado Previously disclosed undesignated long-term debt hedges remain in place with no additional unrealized mark-to-market impacts Normal operations and weather conditions within utility service territories impacting customer usage, off-system sales, construction, maintenance and/or capital investment projects Increased earnings at our electric and gas utilities resulting from the implementation of 2010 rate orders and the successful completion of pending and potential rate requests No significant unplanned outages at any of company's power generation facilities Modest increase in energy marketing income as a result of additional margins from oil, coal, power and environmental marketing activities Total oil and natural gas production in range of 11.0 to 11.9 Bcfe Oil and gas annual average NYMEX prices of $4.94 per MMBtu for natural gas and $85.77 per Bbl for oil; production-weighted average well-head prices of $3.90 per Mcf and $76.72 per Bbl, all based on forward strips, and average hedged prices of $4.54 per Mcf and $68.98 per Bbl; and No additional significant acquisitions or divestitures

Primary Credit Facilities As of 9/30/2010 Capacity Utilized Available Corporate Revolver - Matures April 2013 $ 500 million $ 145 million $ 15.5 million (LC) $ 339.5 million Enserco Credit Facility (Committed / Stand-alone) - New May 2010 - Matures May 2012 $ 250 million $ 131.5 million (LC) $ 118.5 million Total Credit Facilities $750 million $145 million $147 million (LC) $458 million Available Cash (as of September 30, 2010) $59 million TOTAL $517 million Received $62 million cash proceeds from sale of 23% interest in Wygen III power plant Completed $200 million offering of 10 year, 5.875% senior unsecured notes Deposited a $30 million defined benefit pension plan contribution IRS settlement for $2.4 million benefit recorded will provide a $16 million cash refund later this year or early 2011 Recent transactions and financings provide flexibility Available Liquidity

Long-Term Debt Maturities $55.8 $5.2 $2.5 $229.0 $262.5 $696.5 Note: Information as of 9/30/10 $0 $100 $200 $300 $400 $500 $600 $700 2010 2011 2012 2013 2014 2015 - 2039 $ millions

Black Hills Corporate S&P Moody’s Fitch Long-Term Issuer BBB- Baa3 BBB Senior Unsecured BBB- Baa3 BBB Outlook Stable Stable Stable Black Hills Power S&P Moody’s Fitch Long-Term Issuer BBB- Baa2 BBB Senior Secured Debt BBB+ A3 A- Outlook Stable Stable Stable 8/3/2009 – Moody's Investors Service upgraded senior secured debt rating of Black Hills Power to A3 from Baa1 7/14/2010 – S&P raised Black Hills Power senior secured debt rating to BBB+ from BBB Intend to maintain debt/capitalization level of 50%-55%; may temporarily exceed this level during the Colorado generation construction period Credit Ratings

Vision: Be the energy partner of choice. Mission: Improving life with energy. Agility We embrace change and challenge ourselves to adapt quickly to opportunities. Communication Consistent, open and timely communication keeps us focused on our strategy and goals. Creating Value We are committed to creating exceptional value for our shareholders, employees, customers and the communities we serve ... always. We are committed to providing a superior customer experience every day. We respect each other. Our unique talents and diversity anchor a culture of success. Integrity We hold ourselves to the highest standards based on a foundation of unquestionable ethics. Leadership is an attitude. Everyone must demonstrate the care and initiative to do things right. Partnership Our partnerships with shareholders, communities, regulators, customers and each other make us all stronger.

Black Hills Corporation 625 9th Street Rapid City, SD 57701 NYSE Ticker: BKH www.blackhillscorp.com Company Contact Jason Ketchum Director, IR & Corporate Communications 605-721-2765 jason.ketchum@blackhillscorp.com